Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Lynn Newman	Leo Cheung
908-953-8692 (office)	908-953-4031 (office)
973-993-8033 (home)	leocheung@avaya.com
lynnnewman@avaya.com

Avaya’s Fourth Fiscal Quarter Revenue Increases 4 Percent Sequentially From Third Fiscal Quarter

• Company Reports Net Income Of $66 Million

• Company Earns 15 Cents Per Diluted Share In Fourth Fiscal Quarter On A GAAP Basis

•  Cash Balance Increases For Fifth Straight Quarter To $1.192 Billion, Putting Company In Net Cash* Position For First Time

FOR IMMEDIATE RELEASE: TUESDAY, OCT. 21, 2003

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of communications networks and services for businesses, today reported fourth fiscal quarter net income of $66 million or earnings of 15 cents per diluted share for the fourth fiscal quarter ended Sept. 30, 2003.

These results compare to net income of $8 million or earnings of 2 cents per diluted share in the third fiscal quarter of 2003.

Fourth fiscal quarter revenue of $1.118 billion was 4.3 percent higher than third fiscal quarter revenue of  $1.072 billion.

These results are reported in accordance with U.S. generally accepted accounting principles (GAAP).

Avaya noted its cash balance increased for the fifth straight quarter to $1.192 billion, giving the company a net cash* position, for the first time since its inception, of $239 million.  Selling, general and administrative expenses declined $30 million sequentially from the third fiscal quarter and operating income for the fourth fiscal quarter was $87 million, an increase of $70 million from the third fiscal quarter.

In the fourth fiscal quarter of 2002, Avaya reported a net loss of $544 million or a loss of $1.50 per diluted share on revenue of $1.152 billion.

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CEO Comments

“As I review the fiscal year just completed, I see Avaya in a substantially different position from where we were at our spin-off three years ago and compared to where we were just 12 months ago,” said Don Peterson, chairman and CEO, Avaya.  “Today, we are profitable, with a proven financial discipline that has helped provide us with a strengthened financial position.  We have a scalable business and financial model that allows us to compete effectively for the opportunity in our marketplace.  We are the market leader in IP telephony, with solution and services offers customers can use to extend their existing technology investments to improve operational performance.  We’ll continue to focus on three themes:  performance, potential and positioning Avaya for profitable revenue growth.”

Fiscal 2003 Results

Revenue for fiscal 2003 was $4.338 billion compared to revenue of $4.956 billion for fiscal 2002, a decline of 12.5 percent.

The company had a net loss of $88 million or a loss of 23 cents per diluted share for fiscal 2003, compared to a net loss of $666 million or a loss of $2.44 per diluted share for fiscal 2002.

Company Comments On Presentation Of Significant Events

Avaya has provided information about significant quarterly events in a table, along with the dollar value of the events.  Beginning this quarter, however, the company will not provide the net per share effect of the events on quarterly earnings.  Investors and others interested in the company will be able to use the information about such events to make their own assessment of the per share effect of the significant events on earnings.

Among the significant events included in this quarter’s results is a gain of $46 million as a result of curtailing pension and post-retirement plans.

Business Highlights

Since the end of the last quarter Avaya has made a number of key announcements, including:

Grupo Santander, Spain’s largest financial service group, will implement an Avaya converged communications network to support its new financial campus in Madrid.  The 12-building facility will accommodate up to 5,000 people connected by the Avaya network and will centralize virtually all of Santander’s IP telephony services.

Mobistar, Belgium’s second largest mobile network operator, will use Avaya’s MultiVantage™ Communication Applications-based solution to IP-enable its contact centers and eight Mobistar sites.  The network will support 1,700 Mobistar employees, including Mobistar representatives at major client sites. The IP functionality lets Mobistar people work remotely at customer sites where they will be able to easily log onto the Mobistar network and have the same access to features and information as if they were physically in the office.

The University of South Florida has upgraded its communications network with a converged Avaya Internet Protocol (IP) telephony solution. The new converged network is enhancing services and lowering operational costs for university faculty, staff and over 40,000 students.  The upgrade to a converged voice and data network allowed school officials to reuse nearly 95 percent of its existing network infrastructure to support more than 16,000 IP, digital and analog phones.  Avaya Global Services provided design and implementation services for the new network, including extensive project management to ensure that the large voice and data network would perform at optimal levels.

Avaya acquired service delivery technologies and two business units from VISTA Information Technologies Inc. The acquisitions enhance Avaya Global Services’ delivery of end-to-end design, implementation and management services for converged, multi-vendor networks and advanced multimedia contact centers. The acquired software tools will help streamline integration of complex multi-channel, multi-vendor contact center networks and enhance remote network management capabilities.

The Avaya Customer Interaction Suite extends Avaya’s patented predictive routing technology to contact center customers who come to the center via e-mail or the Web. . Previously, this capability was only available when a customer called the contact center on a telephone. This new capability enables businesses to serve a larger number of customers more effectively.  The suite also helps ensure contact centers comply with updated state and national regulatory rules, including “Do Not Call” registries. The suite helps contact centers manage business priorities while adhering to new regulatory requirements, and provides tools to generate a consolidated compliance report.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than 1 million businesses worldwide, including 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol (IP) telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services –Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

This news release contains forward-looking statements regarding the company’s outlook for operating results and future cash needs based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner our restructuring plans, and the ability to form and implement alliances.  For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Net cash is defined as cash and cash equivalents less total debt outstanding.  Management believes that the presentation of net cash provides useful information to investors about the company’s ability to satisfy its debt obligations with currently available funds.  In addition, because management reported to investors at the beginning of fiscal 2003 that strengthening the company’s balance sheet and enhancing its liquidity was a key goal for the fiscal year, disclosing net cash provides useful information that enables investors to assess whether the company achieved this key goal.

NOTE:  Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EDT on Tuesday, Oct. 21, 2003.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States: 706-634-2454

For those unable to participate, there will be a playback available from 8:00 p.m. EDT, Oct. 21, through Oct. 28, 2003.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 3009779.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (http://www.avaya.com/investors/) 10-15 minutes prior to the start.  Slides accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

Avaya Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2003 and 2002

(Unaudited; Dollars in Millions, except per share amounts)

	9/30/03	9/30/02 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,192	$597

Receivables less allowances of $87 at September 30, 2003 and $121 at September 30, 2002	710	876
Inventory	406	467
Deferred income taxes, net	69	160
Other current assets	192	203
TOTAL CURRENT ASSETS	2,569	2,303

Property, plant and equipment, net	783	896
Deferred income taxes, net	370	372
Goodwill	146	144
Other assets	189	182
TOTAL ASSETS	$4,057	$3,897

LIABILITIES
Current liabilities:
Accounts payable	$359	$404
Business restructuring reserve	66	170
Payroll and benefit obligations	278	309
Deferred revenue	137	91
Other current liabilities	328	350
TOTAL CURRENT LIABILITIES	1,168	1,324

Long-term debt	953	933
Benefit obligations	1,238	1,110
Other liabilities	498	530
TOTAL NON-CURRENT LIABILITIES	2,689	2,573

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A junior participating preferred stock, par value $1.00 per share, 7.5 million shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share, 1.5 billion shares authorized, 419,434,414 and 364,752,178 issued (including 878,254 and 557,353 treasury shares) as of September 30, 2003 and 2002, respectively	4	4
Additional paid-in capital	2,151	1,693
Accumulated deficit	(1,270)	(1,182)
Accumulated other comprehensive loss	(679)	(512)
Less treasury stock at cost	(6)	(3)
STOCKHOLDERS’ EQUITY	200	—
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,057	$3,897

Note to the Balance Sheets:

(a) Certain prior year amounts have been reclassified to conform to the current period presentation.

Avaya Inc. and Subsidiaries

Statements of Operations

Three and Twelve Months Ended September 30, 2003 and 2002

(Unaudited; Dollars and Shares in Millions, except per share amounts)

	For the three months ended September 30,		For the twelve months ended September 30,
	2003	2002	2003	2002
REVENUE
Products	$663	$667	$2,505	$2,888
Services	455	485	1,833	2,068
	1,118	1,152	4,338	4,956
COST
Products	370	420	1,433	1,748
Services	283	290	1,119	1,262
	653	710	2,552	3,010
GROSS MARGIN	465	442	1,786	1,946

OPERATING EXPENSES
Selling, general and administrative	296	353	1,314	1,555
Business restructuring charges (reversals) and related expenses, net	(2)	106	(5)	209
Goodwill and intangibles impairment charge	—	71	—	71
Research and development	84	105	363	459
TOTAL OPERATING EXPENSES	378	635	1,672	2,294

OPERATING INCOME (LOSS)	87	(193)	114	(348)
Other income (expense), net	6	(10)	(31)	(2)
Interest expense	21	18	78	51

INCOME (LOSS) BEFORE INCOME TAXES	72	(221)	5	(401)
Provision for income taxes	6	323	93	265
NET INCOME (LOSS)	$66	$(544)	$(88)	$(666)

EARNINGS (LOSS) PER SHARE - BASIC	$0.17	$(1.50)	$(0.23)	$(2.44)
EARNINGS (LOSS) PER SHARE - DILUTED	$0.15	$(1.50)	$(0.23)	$(2.44)
BASIC SHARES	391	363	378	330
DILUTED SHARES	428	363	378	330

Avaya Inc. and Subsidiaries

Significant Items Included in Reported Results

Three and Twelve Months Ended September 30, 2003 and 2002

(Unaudited; Dollars in Millions, except per share amounts)

	For the three months ended September 30,		For the twelve months ended September 30,
	2003	2002	2003	2002
Significant Items Included in Income (Loss) Before Income Taxes:
Business restructuring (charges) reversals and (related expenses), net	$2	$(106)	$5	$(209)
Gain on curtailment of pension and postretirement plans	46	—	46	—
Charge for early retirement incentive	(7)	—	(7)	—
Gain on assets sold	—	—	14	—
Loss on long-term debt extinguishment, net	—	—	(34)	—
Lucent securities litigation charge	—	—	(25)	—
Significant Items Included in Provision For Income Taxes
Goodwill and intangibles impairment charge	—	(71)	—	(71)
Related tax impacts of items above	—	70	10	110
Provision for deferred tax asset valuation allowance (a)	—	(364)	(83)	(364)
Additional Significant Item Included in the Determination of Earnings (Loss) Per Share:
Conversion charge related to Series B preferred stock (b)	—	—	—	(125)

(a)                                  $83 million non-cash income tax charge recorded in the first quarter of fiscal 2003 related to a deferred income tax valuation allowance to reflect the difference between the actual and expected tax gain associated with the long-term debt extinguishment from the LYONs Exchange Offer.  In the fourth quarter of fiscal 2002, the Company recorded a charge of $364 million to establish a deferred tax asset valuation allowance based on the Company’s assessment of the realizability of its deferred tax assets.

(b)                                 $125 million charge to accumulated deficit is for the conversion in March 2002 of the Series B convertible participating preferred stock into common stock by the Warburg Entities.  While this item did not impact the Statement of Operations, it resulted in an increase in the reported loss per share for the respective period.

Avaya Inc. and Subsidiaries

Operating Segments

Revenue and Operating Income (Loss)

Quarterly Trend

(Unaudited; Dollars in Millions)

REVENUE

	For the Fiscal Year Ended September 30, 2002					For the Fiscal Year Ended September 30, 2003
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Enterprise Communications Group	$563	$547	$492	$478	$2,080	$428	$437	$416	$457	$1,738
Small & Medium Business Solutions	59	59	58	60	236	56	55	55	59	225
Services	548	530	505	485	2,068	462	458	458	455	1,833
Connectivity	136	143	164	129	572	121	131	143	147	542
Total Avaya	$1,306	$1,279	$1,219	$1,152	$4,956	$1,067	$1,081	$1,072	$1,118	$4,338

OPERATING INCOME (LOSS)

	For the Fiscal Year Ended September 30, 2002 (A)					For the Fiscal Year Ended September 30, 2003
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Enterprise Communications Group	$(55)	$(32)	$(47)	$(71)	$(205)	$(34)	$(16)	$(13)	$1	$(62)
Small & Medium Business Solutions	—	(9)	(10)	(5)	(24)	(1)	(4)	(1)	3	(3)
Services	78	64	52	77	271	35	40	43	39	157
Corporate:
Business restructuring (charges) reversals and (related expenses), net	(6)	(88)	(9)	(106)	(209)	(4)	14	(7)	2	5
Goodwill and intangibles impairment charge	—	—	—	(71)	(71)	—	—	—	—	—
Other (A)	(7)	(11)	(10)	(10)	(38)	(6)	(9)	(8)	37	14
Subtotal Core Avaya	10	(76)	(24)	(186)	(276)	(10)	25	14	82	111
Connectivity	(37)	(32)	4	(7)	(72)	(8)	3	3	5	3
Total Avaya	$(27)	$(108)	$(20)	$(193)	$(348)	$(18)	$28	$17	$87	$114

(A)  Substantially all corporate costs and expenses of shared services, such as information technology, human resources, legal and finance, have been allocated to the segments.  Remaining other corporate costs represent primarily vacant real estate.  Additionally, the three and twelve months ended September 30, 2003 include a $46 million gain on a curtailment of the management pension and postretirement plans.

Notes:

•             Enterprise Communications Group - Includes all enterprise telephony products (ECLIPS and Definity families), VPN's and Data LAN & WAN equipment and related Applications software and Professional Services.

•             Small & Medium Business Solutions - Includes SME (Small to Medium Enterprises) telephony products.

•             Services - Includes Managed Services, Data Services, Outtasking, Value Added Services, Network Consulting and Implementation.

•             Connectivity - Includes Structured Cabling (SYSTIMAX® & ExchangeMAX®) and Electronic Cabinets.

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